UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement.
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☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

DESTRA INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Destra Flaherty & Crumrine Preferred and Income Fund

YOU ARE ONE OF OUR SHAREHOLDERS WHO HAS NOT VOTED YET!

PLEASE KNOW THAT WE WOULD NOT UNDERTAKE THE EXPENSE OF THIS OVERNIGHT

PACKAGE TO YOU UNLESS YOUR VOTE WAS VITAL.

September 5, 2025

Dear Shareholder,

We hope this overnight package conveys how much we truly need YOUR vote! Even if you simply cast an abstain vote, it would be extremely helpful.

The Special Meeting of shareholders of Destra Flaherty & Crumrine Preferred and Income Fund, originally scheduled for August 15, 2025, has been adjourned a second time until September 19, 2025 due to lack of quorum to hold the meeting. Shareholders are being asked to vote on the following proposals:

Proposal 1: To approve a new investment sub-advisory agreement among the Fund, DFC Preferred Advisors LLC (“DFC” or the “Adviser”) and Flaherty & Crumrine Incorporated (the “Sub-Adviser” or “Flaherty”), as a result of an internal restructuring (the “Transaction”) that will result in a change of control of the Sub-Adviser.

Proposal 2: To approve a new investment advisory agreement between the Trust acting on behalf of the Fund and DFC, as a result of the Transaction.

The full proxy statement can be found here: www.Okapivote.com/DPI. In summary, under the New Investment Advisory & Sub-Advisory Agreements, there will be:

1.	No change to the investment adviser or sub-adviser.

2.	No change to the investment advisory or sub-advisory fees.

3.	No change to the investment objective and principal investment strategies.

The Board of Directors of the Fund unanimously recommends that you vote FOR the proposals. To date, an overwhelming majority of the votes received have been cast in favor of the proposals. There simply have not been a suﬃcient number shares voted to reach the participation level required for quorum.

In order for your vote to be represented and the meeting to reach quorum, we must receive your voting instructions. Your voting options for each proposal are For, Against or Abstain. Casting an Abstain vote is neither for nor against the proposals, it is simply showing up for quorum. PLEASE SUBMIT YOUR VOTE TODAY USING ONE OF THE FOLLOWING OPTIONS:

1.	By Internet

Follow the simple instructions on the enclosed proxy card.

2.	By Phone

Call the toll-free number listed on the enclosed proxy card and follow the simple voice prompts.

If you have any questions, please call Okapi Partners, the fund’s proxy solicitor, toll-free at (888) 785-6709 or by email at: DPI@okapipartners.com. Representatives are available Monday - Friday 9:00am to 8:00pm (ET). Thank you for your continued support of the fund and your assistance in this matter.

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